Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-3 of White River Capital, Inc. of our report dated March 14, 2008 relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of White River Capital, Inc. for the year ended December 31, 2007.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey & Pullen, LLP

Raleigh, North Carolina
August 1, 2008